BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 30, 2019

1.           Date, Time and Place: Meeting held on May 30, 2019, at 9:30 am, at the office of the BRF S.A. (“Company”) located at the city of São Paulo, state of São Paulo, at Avenida das Nações Unidas, 8501, 1st floor, Pinheiros, Zip Code 05425-000.

2.           Summons and Presence: Summons duly held pursuant to Article 21 of the Company’s Bylaws considering the presence of the totality of the members of the Board of Directors: Mr. Pedro Pullen Parente (“Mr. Pedro Parente”), Mr. Augusto Marques da Cruz Filho (“Mr. Augusto Cruz”), Mr. Dan Ioschpe (“Mr. Dan Ioschpe”), Ms. Flávia Buarque de Almeida (“Ms. Flávia Almeida”), Mr. Walter Malieni Jr. (“Mr. Walter Malieni”),Mr. Francisco Petros Oliveira Lima Papathanasiadis (“Mr. Francisco Petros”), Mr. José Luiz Osório (“Mr. José Osório”), Mr. Luiz Fernando Furlan (“Sr. Luiz Furlan”), Mr. Roberto Antonio Mendes (“Mr. Roberto Mendes”) e Mr. Roberto Rodrigues (“Mr. Roberto Rodrigues”).

3.           Presiding Board: Chairman: Mr. Pedro Parente. Secretary: Mr. Carlos Eduardo de Castro Neves.

4.           Agenda: (i) Approval the Annual Sustainability Report; (ii) Execution of the Memorandum of Understandings between the Company and Marfrig Global Foods S.A. (“Marfrig”); and (iii) Election of the Statutory Executive Officers.

5.           Resolutions: The members approved, by unanimous votes and with no restrictions, the drawing up of the present minutes in summary form. Once the agenda had been examined, the following matters were discussed and the following resolutions were taken:

5.1.       Approval the Annual Sustainability Report: The Board of Directors, by unanimous votes of the present members, considering the favorable recommendation of the Quality and Sustainability Committee, have approved the Annual Sustainability Report related to the 2018 fiscal year.

5.2.       Execution of the Memorandum of Understandings between the Company and Marfrig: The Board of Directors have approved, by majority votes of the present members, the execution of a Memorandum of Understandings between the Company and Marfrig ("Memorandum of Understandings") setting forth rules and conditions regarding the access to information that allows the companies to deepen the analysis of the possible implementation of the potential business combination between the two companies ("Possible Transaction").

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 30, 2019.

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 30, 2019

The Memorandum of Understandings provides for an exclusivity period of ninety (90) days, renewable for additional thirty (30) days, during which neither party may begin negotiations with third parties. In the context of such analysis, the Company and Marfrig shall evaluate, with their respective legal, accounting and financial advisors, the economic benefits that may result from the eventual implementation of the Possible Transaction, as well as the most efficient corporate structure to be adopted.

Pursuant to the Memorandum of Understandings, the valuation of any combination will be based on the average of the daily weighted price quotation of the shares of each company in the last forty five (45) calendar days in B3 S.A. - Brasil, Bolsa, Balcão immediately prior to the date of this resolution, that is, between April 15 (inclusive) and May 29, 2019 (inclusive), which would result in an equity ownership by the shareholders of the Company of 84.98% and by the shareholders of Marfrig of 15.02%.

It should be clarified that, however, that the companies will conduct a reciprocal due diligence process during the exclusivity period, which results may, at the joint discretion of both companies, cause the terms of the Possible Transaction to be adjusted.

The Possible Transaction will also be conditioned on the resulting company: (a) having a high level of corporate governance, with stability of the direct administration and management; (b) adopting internal policies and metrics necessary to achieve investment grade rating; and (c) being managed with the aim of achieving an excellent reputation in regard to its integrity, quality, safety, and sustainability.

Finally, it is important to mention that the closing of any Possible Transaction shall be conditioned upon the analysis and approval of the parties involved and their competent management bodies and shareholders, in addition to all necessary prior approvals from governmental authorities and third parties, as the case may be.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 30, 2019.

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 30, 2019

5.3.       Election of the Statutory Executive Officers: The Board of Directors have approved, by unanimous votes of the present members, the election of the following members, to occupy the position of the Statutory Executive Officers, all of them with term of office of 2 years, counting from June 1, 2019:

• Sidney Rogério Manzaro, Brazilian citizen, married, business administration, with identity card number 151492402 (SSP/SP), registered at the CPF/MF number 044.667.638-10, with address, including for the purposes of the provisions of Paragraph 2 of Article 149 of Law 6,404/76, at Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-070, São Paulo, SP, with specific designation for the function of Vice-President of Commercial Brazil Market.

• Alessandro Rosa Bonorino, Brazilian citizen, single, economist, with identity card number 2027404603 (SSP/RS), registered at the CPF/MF number 004.978.597-42, with address, including for the purposes of the provisions of Paragraph 2 of Article 149 of Law 6,404/76, at Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-070, São Paulo, SP, with specific designation for the function of Vice-President of Human Resources and Shared Services.

• Rubens Fernandes Pereira, Brazilian citizen, married, eletronic engineer, with identity card number 20324127 (SSP/SP), registered at the CPF/MF number 121.218.938-81, with address, including for the purposes of the provisions of Paragraph 2 of Article 149 of Law 6,404/76, at Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-070, São Paulo, SP, with specific designation for the function of Vice-President of Strategy, Managing and Innovation.

• Neil Hamilton dos Guimarães Peixoto Junior, Brazilian citizen, married, chemical engineer, with identity card number 007024111-2 SESP/RJ, registered at the CPF/MF number 952.937.017-20, with address, including for the purposes of the provisions of Paragraph 2 of Article 149 of Law 6,404/76, at Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-070, São Paulo, SP, with specific designation for the function of Vice-President of Quality and Sustainability.

• Leonardo Campo Dallorto, Brazilian citizen, married, mecanic engineer, with identity card number 1161217 (SESP/ES), registered at the CPF/MF number 034.845.357-41, with address, including for the purposes of the provisions of Paragraph 2 of Article 149 of Law 6,404/76, at Avenida das Nações Unidas, 8501, 1º andar, Pinheiros, Zip Code 05425-070, São Paulo, SP, with specific designation for the function of Vice-President of Sales & Operations Planning and Supply Chain.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 30, 2019.

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 30, 2019

As a result of the above elections, the Company's Board of Executive Officers is now composed of the following members: • Pedro Pullen Parente, Chief Executive Officer, with term of office until June 17, 2019; • Lorival Nogueira Luz Junior, Statutory Executive Officer with designation of Chief Operations Officer and, as of June 18, 2019, Chief Executive Officer, with term of office until June 18, 2021. Mr. Lorival Luz, accumulates, the position of the Interim Chief Financial and Investor Relations; • Vinicius Guimarães Barbosa, Statutory Executive Officer with designation of Vice-President of Operations and Procurement, with term of office until August 1, 2020; • Sidney Rogério Manzaro, Statutory Executive Officer with designation of Vice-President of Commercial Brazil Market, with term of office until June 1, 2021; • Alessandro Rosa Bonorino, Statutory Executive Officer with designation of Vice-President of Human Resources and Shared Services, with term of office until June 1, 2021; • Rubens Fernandes Pereira, Statutory Executive Officer with designation of Vice-President of Strategy, Managing and Innovation, with term of office until June 1, 2021; • Neil Hamilton dos Guimarães Peixoto Junior, Statutory Executive Officer with designation of Vice-President of Quality and Sustainability, with term of office until June 1, 2021; e • Leonardo Campo Dallorto, Statutory Executive Officer with designation of Vice-President of Sales & Operations Planning and Supply Chain, with term of office until June 1, 2021.

6.           Documents Filed at the Company: The documents related to the agenda that supported the resolutions taken by the members of the Board of Directors or information presented during the meeting were filed at the Company’s head office.

7.           Closing: There being no other matters to be discussed, the Chairman declared the meeting closed, during which time the present minutes were drawn up in summary form by electronic processing and, having been read and found correct by all those present, were signed.

I certify that the above text is a extract of the minutes which are filed in Book No. 7, pages 19 to 23, of the Minutes of the Ordinary and Extraordinary Meetings of the Company´s Board of Directors.

 São Paulo, May 30, 2019.

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 30, 2019.

BRF S.A.

Publicly Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

CVM 1629-2

EXTRACT MINUTES OF THE ORDINARY MEETING OF THE BOARD OF DIRECTORS

HELD ON MAY 30, 2019

_______________________________________ Carlos Eduardo de Castro Neves Secretary

Extract of the Minutes of the Ordinary Meeting of the Board of Directors held on May 30, 2019.